ASSETS PURCHASE AGREEMENT

Kwong, Edwin (the "Purchaser") and Show King Holdings Inc. (the "Seller") entered this asset purchase agreement (the "Agreement") on June 25, 2015. The parties mutually agree as follows:

1.       Seller shall sell and Purchaser shall purchase, free and clear of all liens, encumbrances and liabilities, those assets of Seller's business, commonly known as "Prepaid and Current Assets," solely consisting of Seller's prepaid investments, all of which are more fully described and enumerated in Schedule A which is attached and by this reference made a part hereof.

2.       The purchase price for the Prepaid and Current Assets is USD$2,450,000 (the "Purchase Price"). Purchaser shall pay to Seller the Purchase Price by transferring to Seller the 24,500,000  shares of common stock in Show King Holdings Inc., par value US$0.1.

3.       Seller shall sell, assign, transfer, and convey to Purchaser the Prepaid and Current Assets, free of all liabilities.

4.       The actions to be taken by the parties hereto to close the transaction as provided shall take place on or before June 25, 2015 (the "Closing Date"). At the closing, Seller shall deliver to Purchaser possession of the Prepaid and Current Assets, and good and sufficient instruments of transfer, conveying and transferring the Prepaid and Current Assets to Purchaser. The instruments of transfer shall contain covenants and warranties that Seller has good and marketable title in and to the Prepaid and Current Assets.

5.       Seller covenants, warrants and represents:

(a) It is not presently involved in any activity or outstanding dispute with any taxing authority as to the amount of any property taxes due, nor has he received any notice of any deficiency, credit or other indication of deficiency from any taxing authority, and

(b) It is the owner of and has good and marketable title to all of the Prepaid and Current Assets enumerated in the attached Schedule A, free from all encumbrances.

All representations and warranties made by Seller shall survive the Closing.

6.       This Agreement shall be binding upon the personal representatives, successors and assignees of the parties. This Agreement and any accompanying instruments and documents include the entire transaction between the parties and there are no representations, warranties, covenants or conditions, except those specified herein or in accompanying instruments and documents.

7.       All covenants, warranties and representations herein shall survive this Agreement and the Closing Date.

8.       This Agreement shall be governed in all respects by the laws of the State of Nevada.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

Seller	Purchaser
Show King Holdings Inc. By:/s/ Kwong, Edwin	/s/ Kwong, Edwin
Kwong, Edwin	Kwong, Edwin
Presdient 3301, Spring Mountain Rd, Las Vegas, NV 89102	3301, Spring Mountain Rd, Las Vegas, NV 89102

Schedule A

THE LIST OF PREPAID INVESTMENTS MADE BY SHOW KING HOLDINGS INC.

Investee	Amount of Prepaid Investments
Animedia Holding Inc.	$26,030
AHI Adaptation Inc.	$65,075
AHI Advertising Inc	$65,075
AHI Animation Inc.	$108,460
AHI Blueprint Inc.	$65,076
AHI Broadcasting Inc.	$108,460
AHI Content Inc.	$108,460
AHI Diction Inc.	$65,076
AHI Equipment Inc.	$108,460
AHI Illustration Inc.	$65,076
AHI Library Inc.	$108,460
AHI Lighting Inc.	$108,460
AHI Marketing Inc.	$65,076
AHI Peripherals Inc.	$65,076
AHI Photography Inc.	$65,076
AHI Pictures Inc.	$65,076
AHI Post Production Inc.	$108,460
AHI Publishing Inc.	$65,076
AHI Records Inc.	$108,460
AHI Sound Inc.	$108,460
AHI Talent Agency Inc.	$65,076
AHI Voice Inc.	$65,076
Animedia TV Inc.	$216,920
Medicine Men	$450,000
Total:	$2,450,000